Exhibit 10.112

PLEDGED ACCOUNT AGREEMENT

This Agreement is made as of this 29th day of February, 2016 among PlainsCapital Bank - Wealth Management and Trust, a Department of PlainsCapital Bank (the “Trust Department”), PlainsCapital Bank (the “Bank”), and Clean Energy, a California corporation (the “Client”).

Whereas, the Bank, Client, and Clean Energy Fuels Corp., a Delaware corporation, have entered into an agreement whereby the Client has pledged certain of Client’s assets (“assets”) as collateral for amounts loaned by the Bank to the client pursuant to one or more security agreements (all of which are referred to herein as the “Security Agreement”); and

Whereas, the Security Agreement is comprised of that certain Loan and Security Agreement for Loan Number, dated February 29, 2016, and providing for the extension of a credit facility to Client in the amount of Fifty Million Dollars ($50,000,000 dollars); and

Whereas, some or all of the assets pledged pursuant to the Security Agreement are comprised of securities; and

Whereas, the Client wishes to hold such assets in an account established with Trust Department and thereafter to direct the investment and reinvestment of the assets subject to the requirements of this Agreement; and

Whereas, the Bank is willing to permit the Client’s investment and reinvestment of the assets through such an account maintained by the Client with the Trust Department subject to the terms and conditions set forth herein.

NOW THEREFORE, the parties agree as follows:

1.Denomination of the Account. All of the assets may be held in nominee name in an account with the Trust Department in the name of the Client, and designated as account number (the “Account”), bearing the tax identification number of the Client, and the proceeds, together with all income thereon, shall belong exclusively to the Client, subject to the security interest of the Bank created by the Security Agreement.

2.Restriction of the Account. The Trust Department shall not permit any of the pledged assets (as listed in the Security Agreement between the Bank and the Client) to be paid out of the Account, to be delivered, or to be transferred therefrom, or to be otherwise encumbered or hypothecated, except on the written instructions of an authorized officer of the Bank as hereinafter provided. Notwithstanding the foregoing, the Trust Department is expressly authorized, without prior written consent of the Bank: (i) to distribute, to the Client, as requested in writing, all interest, cash dividends and other income received on assets held in the Account, (ii) to allow withdrawals from the Account for the payment of any commissions, markups, service charges or any other fees or charges assessed by the Trust Department, (iii) to allow funds to be paid or assets to be delivered or transferred from the Account as may be required by any rule, regulation, or statute, including, but not limited to, Federal Reserve Bank Regulations; or (iv) to transfer or deliver assets as authorized by paragraph 3, herein. No restrictions shall be applied to any assets of the Account which are not pledged pursuant to the Security Agreement (it being understood that assets are described by type (i.e., bonds) in the Security Agreement), and the Client will continue to retain all authority with respect to such non-pledged assets granted to it according to the agreement establishing the Account executed by the Client and the Trust Department.

3.Trading Authority. The Bank and Client agree, consent, and understand that the Client has appointed the Trust Department as its agent. In serving in this capacity, the Trust Department will be subject to the terms of the agreement establishing the Account. Subject to Section 5 hereof, if the Client maintains investment discretion over the assets in the Account, Client may provide the Trust Department instructions regarding investment purchases, sales, and exchanges. If the Client does not maintain investment discretion over the assets in the Account, then, subject to Section 5 hereof, the Trust Department shall have full trading authority to purchase, sell, exchange, or transfer assets and to effect substitution of any of the pledged assets held in the Account without the necessity of obtaining the prior written approval of the Bank. If the Bank has given written notice to Trust Department of the occurrence of a Default or an Event of Default (as defined in the Security Agreement) pursuant to Section 5 hereof, the Trust Department shall be entitled to complete any transactions which are pending settlement as of the date the Trust Department actually receives such notice from Bank. The Trust Department may employ and delegate investment decisions to a third party investment advisor, including an affiliate, to assist the Trust Department in providing investment services. In addition to the foregoing, so long as no Default or Event of Default exists, Client may withdraw funds or assets from the Account, subject to the Borrowing Base (as defined in the Security Agreement) limitations and margin call requirements in the Security Agreement.

4.Market Fluctuations. The Bank understands and agrees that the nature of assets held in the Account is such that the aggregate market value of such assets may fluctuate as a result of market factors beyond the direct control of Client and the Trust Department. Due to such market risk, the aggregate market value of the Account may fall below the amount of Client’s outstanding indebtedness to the Bank. The Bank acknowledges and understands that the Trust Department does not represent, warrant or guarantee that the assets held in the Account will maintain any minimum aggregate market value. Bank and Client accept this market risk as a condition of the Trust Department’s accepting this Agreement and hold Trust Department harmless with respect to any loss in market value of the Account resulting from such market risk.

5.Client’s Default.

a.Trading authorization. Following actual receipt of written notice to the Trust Department from the Bank of a Default or an Event of Default, the Trust Department shall not affect any trades or changes to investments with respect to the assets pledged without the express prior written consent of the Bank. Notwithstanding the foregoing, the Trust Department may continue to allow withdrawals from the Account of any commissions, markups, service charges or any other fees or charges assessed by the Trust Department and allow funds to be paid or assets to be delivered or transferred from the Account as may be required by any applicable rule, regulation, or statute.

b.Delivery of assets to Bank. Following actual receipt of written notice to the Trust Department from the Bank of a Default or Event of Default or contemporaneous therewith, the Bank may deliver to the Trust Department written demand that the pledged assets held in the Account, or any part of the pledged assets held in the Account, which shall be identified with particularity in the demand, be delivered into its possession or into the possession of any correspondent bank identified in Bank’s written demand to the Trust Department. Upon actual receipt of such demand, the Trust Department shall, within a reasonable period of time, deliver to the Bank or to its correspondent bank, the requested portion of the assets and funds then held in the Account as collateral. Upon actual receipt of any such demand, the Trust Department shall have no duty to make independent inquiry into the Bank’s right to make such demand under the Security Agreement, shall be obligated to perform only the duties specifically set forth herein, and need not take notice of any provisions of the Security Agreement. In the case of conflicting demands upon the Trust Department by the Bank and the Client, Bank and Client agree and understand that the Trust Department shall be entitled to rely on the Bank’s representation that it is entitled to delivery of pledged assets then held in the Account as collateral, and the Trust Department shall not be or become liable in any way for its refusal to comply with a conflicting or adverse directive of the Client. This provision shall in no way diminish or affect any legal rights which the Client may have or be entitled to pursue against the Bank. The Trust Department shall have no duty or obligation whatsoever of any kind or character to determine whether or not a Default or an Event of Default exists, and Bank and Client agree to indemnify and hold harmless the Trust Department, its affiliates, directors, officers, agents, and employees from and against any and all claims, causes of action, liabilities, lawsuits, demands and or damages, and all court costs and reasonable attorney’s fees, that may result by reason of the Trust Department’s complying with the Bank’s written instructions.

c.Liquidation of Assets by the Trust Department. If the Bank, pursuant to 5(b) above, directs the Trust Department to effect the liquidation of all or part of the pledged assets held in the Account as collateral, the Trust Department will proceed to liquidate the assets, or any portion thereof, as directed in writing by the Bank, on a best efforts basis. Bank acknowledges and agrees there is no assurance that a liquid market exists for all of the assets in the Account, and that amounts realized from the sale of non-liquid assets may differ significantly from the reported market value of the security. Client and Bank agree to hold Trust Department harmless with respect to any loss relating to the sale of non-liquid assets.

6.Written Instructions of Parties. Notwithstanding anything herein contained to the contrary, the Trust Department shall at all times have full right and authority to pay over, disburse or transfer the assets held in the Account in accordance with the joint written instructions signed by the Client and by an authorized officer of the Bank. On any occasion when the Client is entitled to withdraw assets according to the terms of the Security Agreement and timely notifies the Bank of the Client’s intention to do so as provided by the Security Agreement, the Bank shall promptly, at the Client’s request, prepare, execute and provide to the Client for the Client’s signature, written authorization addressed to the Trust Department identifying the amount of funds or assets, or the specific assets, which the Trust Department is authorized to disburse.

7.Notices. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and addressed as follows:

If to the Trust Department:     PlainsCapital Bank - Wealth Management and Trust
         Attn:
                2911 Turtle Creek Blvd, Suite 700
Dallas, TX 75219

If to Client:                 Clean Energy
Attn: Robert M. Vreeland, Chief Financial Officer
4675 MacArthur Court, Suite 800
Newport Beach, CA 92660

If to Bank:                 PlainsCapital Bank
Attn: Cole Dulaney
2911 Turtle Creek Boulevard, Suite 1300
Dallas, TX 75219
Any such notice or other communication shall be deemed to have been received by a party if sent by registered or certified mail, return receipt requested, on the date specified on the return receipt or, if personally delivered, upon the date of such delivery. The person to whom copies of notices are to be sent shall have the right at any time, and from time to time, to change its address for notice or person to receive notice by giving notice in the manner specified in this paragraph. No notice or other communication hereunder shall be made by fax or email.

8.Termination. This Agreement will automatically renew annually and will remain in effect until the Trust Department has been notified in writing by the Bank that the Security Agreement has been terminated. The Trust Department reserves the right to terminate its obligations under this Agreement with respect to the assets pledged, under the applicable Uniform Commercial Code sections and this Agreement, by giving all parties hereto thirty (30) days prior written notice of its intent to transfer the pledged assets to the Bank, to another broker-dealer or financial institution as directed by the parties, or otherwise terminate its Account relationship with the Client and distribute the assets in the Account as directed by the parties.

9.No Additional Obligation. This Agreement shall not operate to create any obligations or duties upon the Trust Department greater than or in addition to the customary and usual obligations and duties of the Trust Department to Client, except and to the extent that the Trust Department shall hereafter accept instructions in connection with the Account and/or the pledged assets as provided in this Agreement.

10.Release and Indemnification. Client hereby agrees to release, discharge, acquit and hold harmless PlainsCapital Bank, all of its past and present owners, affiliates, parent corporations (including Hilltop Holdings Incorporated and PlainsCapital Corporation), subsidiaries, shareholders, agents, employees, representatives, assignees, successors, attorneys, and their respective officers and directors (collectively, the “PCB-Released Parties”) of and from any and all disputes, contests, controversies, demands, claims, causes of action, actions, suits at law, suits in equity, compensation and damages including punitive and exemplary damages, whether known or unknown, whether sounding in tort or in contract, relating to, treating, dealing with, arising from, resulting from and in any other way connected with the Security Agreement, this Agreement, the Account or the pledged assets. Client also represents, warrants and covenants that it will indemnify the PCB-Released parties, and any of them, for any damages the PCB-Released parties, and any of them, may suffer and incur with respect to the Security Agreement, this Agreement, the Account or the pledged assets.

11.Descriptive Headings. Titles of sections and subsections contained in this Agreement are inserted for convenience of reference only and neither form a part of this Agreement nor are they to be used in the construction or interpretation thereof.

12.Waiver. Any waiver by any party of a breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition nor shall any failures to enforce such provision operate as a waiver of such provision.

13.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns.

14.Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

15.Prior Agreements. The Client and Bank acknowledge that this Agreement supplements any of Bank’s or Client’s existing agreement(s) with the Trust Department and in no way is this Agreement intended to abridge or limit any rights that the Trust Department might otherwise have under any such existing agreement(s).

Client:

CLEAN ENERGY

By:    /s/ Robert M. Vreeland
Name:    Robert M. Vreeland
Title:    Chief Financial Officer

Bank:
Entity Name: PLAINSCAPITAL BANK
Officer Name (printed): Cole Dulaney

Title: Executive Vice President
Date: February 29, 2016
Signature: /s/ Cole Dulaney

Trust Department:
PlainsCapital Bank - Wealth Management & Trust Division, a Department of PlainsCapital Bank

Officer Name (printed): Lindsey Nichols

Title: Vice President
Date: February 29, 2016
Signature: /s/ Lindsey Nichols

Senior Administrator Officer/ Market Manager Name (printed): Frank A. Glispin

Date: February 29, 2016
Signature: /s/ Frank A. Glispin